Exhibit T3F
CROSS REFERENCE TABLE FOR THE FORM OF INDENTURE1

TIA	Indenture
Section	Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.8; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.5
(b)	14.3
(c)	14.3
313(a)	7.5
(b)(1)	7.5, 13.2
(b)(2)	7.5, 13.2
(c)	7.5
(d)	7.5
314(a)	3.2; 3.7, 13.2, 14.5
(b)	13.2
(c)(1)	14.3
(c)(2)	14.3
(c)(3)	N.A.
(d)	13.2, 13.3
(e)	14.5
(f)	N.A.
315(a)	7.1
(b)	7.1; 14.1
(c)	7.1
(d)	7.1
(e)	6.11
316(a)(last sentence)	14.6
(a)(1)(A)	6.5
(a)(1)(B)	6.4
(a)(2)	N.A.

[1]	This cross reference table applies to the Form of Indenture relating to the Notes. This cross-reference table shall not, for any purpose, be deemed to be part of such Indenture. The term “N.A.” as used in this table means “not applicable.”

TIA	Indenture
Section	Section

(b)	6.7
(c)	9.4
317(a)(1)	6.8
(a)(2)	6.9
(b)	2.5
318(a)	14.1
(b)	N.A.
(c)	14.1